CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 9, 1995 (except with respect to the matters discussed in Note 13, as to which the date is December 20, 1995) included in Magellan Health Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30,1995 and to all references to our firm included in this Registration Statement.



                                                      /s/ Arthur Andersen LLP
                                                      -----------------------


Atlanta, Georgia
May 10, 1996